POTOMAC FUNDS
                         A Massachusetts Business Trust



                                     BY-LAWS


                                  June 3, 1997

                                  POTOMAC FUNDS

                                     BY-LAWS

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I -    OFFICERS AND THEIR ELECTION....................................1
               Section 1:  Officers...........................................1
               Section 2:  Election of Officers...............................1
               Section 3:  Resignations and Removals..........................1
               Section 4:  Vacancies and Newly Created Offices................1

ARTICLE II -   POWERS AND DUTIES OF OFFICERS AND TRUSTEES.....................1
               Section 1:  Management of the Trust - General..................1
               Section 2:  Right to Engage in Business........................2
               Section 3:  Executive and Other Committees.....................2
               Section 4:  Chairman of the Trustees...........................2
               Section 5:  President..........................................2
               Section 6:  Treasurer..........................................2
               Section 7:  Secretary..........................................2
               Section 8:  Vice President.....................................3
               Section 9:  Assistant Treasurer................................3
               Section 10:  Assistant Secretary...............................3
               Section 11:  Other Officers....................................3

ARTICLE III -  SHAREHOLDERS' MEETINGS.........................................3
               Section 1:  Special Meetings...................................3
               Section 2:  Notice.............................................3
               Section 3:  Place of Meeting...................................4
               Section 4:  Ballots............................................4
               Section 5:  Proxies............................................4
               Section 6:  Action Without a Meeting...........................4

ARTICLE IV -   TRUSTEES' MEETINGS.............................................4
               Section 1:  Special Meetings...................................4
               Section 2:  Regular Meetings...................................5
               Section 3:  Quorum.............................................5
               Section 4:  Notice.............................................5
               Section 5:  Special Action.....................................5
               Section 6:  Action By Consent..................................5

ARTICLE V -    SHARES OF BENEFICIAL INTEREST..................................5
               Section 1:  Beneficial Interest................................5
               Section 2:  Transfer of Shares.................................6
               Section 3:  Equitable Interest Not Recognized..................6

ARTICLE VI -   INSPECTION OF BOOKS............................................6

ARTICLE VII -  FISCAL YEAR....................................................6

ARTICLE VIII - AMENDMENTS.....................................................6

ARTICLE IX -   PRINCIPAL OFFICE OF THE TRUST..................................6

                          BY-LAWS FO THE POTOMAC FUNDS
                          ----------------------------


         These By-Laws of the Potomac Funds (the "Trust"), a Massachusetts business trust, are subject to the Trust's Declaration of Trust as from time to time amended.

                                   ARTICLE I
                                   ---------
                          OFFICERS AND THEIR ELECTION
                          ---------------------------

Officers
--------

         Section 1. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. It shall not be necessary for any Trustee or officer to be a holder of shares in the Trust.

Election of Officers
--------------------

         Section 2. The President, Treasurer and Secretary shall be chosen annually by the Trustees. Two or more offices may be held by a single person except the offices of President and Secretary. The officers shall hold office until their successors are chosen and qualified.

Resignations and Removals
-------------------------

         Section 3. Any officer of the Trust may resign by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified. The Trustees may at any meeting remove any officer by a majority vote of the voting Trustees.

Vacancies and Newly Created Offices
-----------------------------------

         Section 4. If any vacancy shall occur in any office or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees at any regular or special meeting of the Trustees.


                                   ARTICLE II
                                   ----------
                   POWERS AND DUTIES OF OFFICERS AND TRUSTEES
                   ------------------------------------------

Management of the Trust - General
---------------------------------

         Section 1. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or these By-Laws.

Right to Engage in Business
---------------------------

         Section 2. Any officer or Trustee of the Trust, the investment adviser, the manager, the administrator and any officers or directors of the investment adviser, manager or administrator may have personal business interests and may engage in personal business activities.

Executive and Other Committees
------------------------------

         Section 3. The Trustees may elect from their own number an executive committee which shall have the power and duty to conduct the current and ordinary business of the Trust, including the purchase and sale of securities, while the Trustees are not in session, and such other powers and duties as the Trustees may from time to time delegate to such committee. The Trustees also may elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of the Trustees.

Chairman of the Trustees
------------------------

         Section 4. The Trustees may, but need not, appoint from among their number a Chairman. He or she shall perform such duties as the Trustees may from time to time designate.

President
---------

         Section 5. The President shall be the chief executive officer of the Trust and, subject to the supervision of the Trustees, shall have general supervision over the business and policies of the Trust. When present, he or she shall preside at all meetings of the Shareholders and the Trustees, and he or she may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his or her absence. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

Treasurer
---------

         Section  6.  The  Treasurer  shall  be  the  principal   financial  and
accounting officer of the Trust. He or she shall deliver all funds and securities of the Trust that may come into his or her hands to such bank or trust company as the Trustees shall employ as Custodian. He or she shall have the custody of the seal of the Trust. He or she shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he or she shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

Secretary
---------

         Section 7. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

Vice President
--------------

         Section 8. Any Vice President of the Trust shall perform such duties as the Trustees may from time to time designate.

Assistant Treasurer
-------------------

         Section 9. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees may from time to time designate.

Assistant Secretary
-------------------

         Section 10. Any Assistant Secretary of the Trust shall perform such duties as the Trustees may from time to time designate.

Other Officers
--------------

         Section 11. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.


                                   ARTICLE III
                                   -----------
                             SHAREHOLDERS' MEETINGS
                             ----------------------

Special Meetings
----------------

         Section 1. A special meeting of the Shareholders shall be called by the Secretary whenever (a) ordered by the Trustees or (b) requested, for the purpose of removing a Trustee from office, in writing by the holder or holders of at least 10% of the outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only the Shareholders of such one or more series shall be entitled to notice of and to vote at such meeting.

Notice
------

         Section 2. Except as provided above, notices of the place, date and hour, and purpose(s) for which any special meeting of the Shareholders is called shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at such meeting, a written or printed notification of such meeting, at least 15 days before the meeting, to such address as may be registered with the Trust by the Shareholder.

Place of Meeting
----------------

         Section 3. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

Ballots
-------

         Section 4. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

Proxies
-------

         Section 5. Shareholders entitled to vote may vote either in person or by proxy, provided that an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven months before the meeting, unless the instrument specifically provides for a longer period. Shareholders may have their votes recorded by telephone, at which time Shareholders may authorize proxies to vote their Shares in accordance with their instructions. Shareholders will not execute telephone proxies in writing, but will receive a confirmation of their instructions by mail and be provided an opportunity to correct any incorrect instructions. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of providing invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

Action Without a Meeting
------------------------

         Section 6. Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the writen consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting.


                                   ARTICLE IV
                                   ----------
                               TRUSTEES' MEETINGS
                               ------------------

Special Meetings
----------------

         Section 1. Special meetings of the Trustees shall be called by the Secretary at the written request of the President, the Treasurer, or any two Trustees, and if the Secretary, when so requested, refuses or fails for more than 24 hours to call such meeting, the President, the Treasurer, or such two

Trustees may, in the name of the Secretary, call such meeting by giving due notice in the manner required when notice is to be given by the Secretary. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place in the United States as the person or persons requesting such meeting to be called may designate, but any meeting may adjourn to any other place.

Regular Meetings
----------------

         Section 2. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that any Trustee who is absent when such determination is made shall be given notice of the determination.

Quorum
------

         Section 3. A majority of the Trustees shall constitute a quorum for the transaction of business.

Notice
------

         Section 4. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the Secretary to each Trustee orally or by mail, hand delivery or telegram. A notice may be mailed, postage prepaid, addressed to him or her at his or her address as registered on the books of the Trust or, if not so registered, at his or her last known address at least three days before the meeting or delivered to him or her at least two days before the meeting, provided orally by telephone at least 24 hours before the meeting or sent to him or her at least 24 hours before the meeting by prepaid telegram addressed to him or her at said registered address, if any, or if he has no such registered address, at his last known address.

Special Action
--------------

         Section 5. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

Action By Consent
-----------------

         Section 6. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meeting or by telephone consent provided a quorum of Trustees participate in any such telephone meeting. Such consent shall be treated as a vote of the Trustees for all purposes.


                                    ARTICLE V
                                    ---------
                          SHARES OF BENEFICIAL INTEREST
                          -----------------------------

Beneficial Interest
-------------------

         Section 1. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares without par value, each of which shall represent an equal proportionate interest in the series or class thereof with each other Share of any outstanding series or class thereof. No Share shall have priority or preference over another Share.

Transfer of Shares
------------------

         Section 2. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

Equitable Interest Not Recognized
---------------------------------

         Section 3. The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial interest as the holder in fact thereof and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.


                                   ARTICLE VI
                                   ----------
                               INSPECTION OF BOOKS
                               -------------------

         The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.


                                   ARTICLE VII
                                   -----------
                                   FISCAL YEAR
                                   -----------

         The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.


                                  ARTICLE VIII
                                  ------------
                                   AMENDMENTS
                                   ----------

         These By-Laws may be amended at any meeting of the Trustees of the Trust by a majority vote.


                                   ARTICLE IX
                                   ----------
                          PRINCIPAL OFFICE OF THE TRUST
                          -----------------------------

         The principal place of business of the Trust shall be located within or without the Commonwealth of Massachusetts as the Trustees may determine or as they may authorize.